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                                                                     Exhibit 4.3


                               XANDO, INCORPORATED

                   AMENDED AND RESTATED REGISTRATION AGREEMENT

                  THIS AGREEMENT is made as of March 30, 1999, by and among Xando, Incorporated, a Delaware corporation (the "Company") and the Persons listed on Schedule A attached hereto (the "INVESTING STOCKHOLDERS") and the Persons listed on Schedule B attached hereto (the "OTHER STOCKHOLDERS"). The Investing Stockholders and the Other Stockholders are collectively referred to herein as the "STOCKHOLDERS," and each as a "STOCKHOLDER".

                               W I T N E S S E T H

                  WHEREAS, the Company and certain of the Stockholders are parties to a Series C Preferred Stock Purchase Agreement of even date herewith (the "SERIES C PURCHASE AGREEMENT"); and

                  WHEREAS, in order to induce such Stockholders to enter into the Series C Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement; and

                  WHEREAS, the execution and delivery of this Agreement is a condition to the closing under the Series C Purchase Agreement; and

                  WHEREAS, certain Stockholders are parties to a registration agreement, dated April 28, 1998 (the "ORIGINAL REGISTRATION AGREEMENT") and desire to amend and restate the Original Registration Agreement and add additional parties hereto.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.       DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. At any time after June 30, 2003, or such earlier time as the Company has completed a public offering of its equity securities registered under the Securities Act, the holders of at least a majority of then outstanding Underlying Common Stock (as defined in the Series A Purchase Agreement) issued or issuable upon conversion of the Series A Preferred or the holders of at least a majority of then outstanding Underlying Common
Stock (as defined in the Series C Purchase Agreement) issued or issuable upon conversion of the Series C Preferred or ZAM (so long as ZAM and its Affiliates are collectively the holders of at least 25% of the Originally Acquired Shares (as defined in the Series C Purchase Agreement) (the "INITIATING HOLDERS") may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS") or, if available, on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS"). All registrations requested pursuant to this paragraph 1(a) are referred to herein as "DEMAND REGISTRATIONS." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days
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after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to paragraph 1(d) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) LONG-FORM REGISTRATIONS. The Initiating Holders shall be entitled to request two Long-Form Registrations, and the Company shall pay all Registration Expenses in connection therewith; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $15 million if the registration is the Company's initial registered public offering. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no registration shall count as one of the permitted Long-Form Registrations unless the holders of Investor Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registration. All Long-Form Registrations shall be underwritten registrations.

                  (c) SHELF REGISTRATIONS. At such time as the Company shall be eligible to use Short-Form Registrations, an Initiating Holder shall be entitled to request a shelf registration statement (the "SHELF REGISTRATION STATEMENT") in which the Company shall pay all Registration Expenses. The Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Company shall use its best efforts (subject to Section 1(e)) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by all holders of Registrable Securities, for a period of two (2) years (not including any period during which the Shelf Registration Statement is not effective) from the date of its effectiveness or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action (except as provided in Section 1(e)) that would result in holders of Registrable Securities not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law. A registration shall not count as the Shelf Registration Statement until it has been effective for the requisite time period; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Shelf Registration Statement whether or not it has become effective and whether or not such registration is counted as the Shelf Registration Statement.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Initiating Holder. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include

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in such registration, prior to the inclusion of any securities which are not
Registrable Securities, (i) first, the number of Investor Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder, and (ii) second, the number of Other Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

                  (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the Initiating Holder requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period. The Company will not be obligated to effect any Demand Registration within the 90 day period immediately following the Company's initial registered public offering.

                  (f) SELECTION OF UNDERWRITERS. The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the approval of the holders of a majority of the Registrable Securities included in any such Demand Registration, which approval shall not be unreasonably withheld.

                  (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Initiating Holders; provided that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as provided in paragraphs 2(c) and 2(d) hereof.

                  2.       PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

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                  (b)      PIGGYBACK EXPENSES. The Company shall pay all
Registration Expenses in all Piggyback Registrations (whether such Registration Expenses are incurred by the Company or the holders of Registrable Securities).

                  (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, the Other Registrable Securities requested to be included in such registration, pro rata among the holders of such Other Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

                  (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within the price range of the offering, the Company shall include in such registration, (i) first, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, other securities (including, without limitation, any Other Registrable Securities) requested to be included in such registration.

                  (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made by the Company and must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

                  (f) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

                  3.       HOLDBACK AGREEMENTS.

                  (a) Each holder of Registrable Securities shall not effect any public sale or distribution of equity securities of the Company, or any securities convertible into or

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exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of the Company's initial underwritten registered public offering of Common Stock (except for sales of securities as part of such underwritten registered offering or as permitted under Rule 144(k)), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  4.       REGISTRATION PROCEDURES.

                  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                  (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as

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such seller may reasonably request in order to facilitate the disposition of the
Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, use its best efforts to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 1lAa2-1 of the Securities and Exchange Commission or, failing that, to use its best efforts to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information

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reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

                  5.       REGISTRATION EXPENSES.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.


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                  (c)      To the extent Registration Expenses are not required
to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  6.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable legal fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, if so requested by any such Person, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable legal fees and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit

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such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

                  8.       DEFINITIONS.

                  (a) "INVESTOR REGISTRABLE SECURITIES" means (i) any shares of Common Stock issued or issuable upon conversion of the Series A Preferred, Series C Preferred or the exercise of the Series A Warrants or Bridge Warrants, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  (b) "OTHER REGISTRABLE SECURITIES" means (i) any shares of Common Stock issued or issuable upon conversion of the Series B Preferred and any shares of Common Stock held as of the date hereof, or acquired hereafter through the exercise of stock options held as of the date hereof, by the Other Stockholders who are parties to this Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  (c) "REGISTRABLE SECURITIES" means the Investor Registrable Securities and the Other Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

                  (d) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Series C Purchase Agreement.

                  9.       MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and (i) ZAM (so long as ZAM and its Affiliates are collectively the holders of at least fifty percent (50%) of the shares of Series C Preferred purchased by ZAM under the Series C Purchase Agreement); provided that, if any such amendment, modification or waiver will have an adverse effect on ZAM, ZAM (so long as ZAM and its Affiliates are collectively the holders of at least twenty-five percent (25%) of the shares of Series C Preferred purchased by ZAM under the Series C Purchase Agreement), or, if ZAM fails to meet such test, the holders of not less than fifty-one percent (51%) of the then outstanding Series C Preferred, and (ii) the holders of at least 60% of the then outstanding shares of Underlying Common Stock (as such term is defined in the Series A Purchase Agreement); provided that, if such modification, amendment or waiver would adversely affect a holder or group of holders of Registrable Securities in a manner different than any other holder or groups of holders of Registrable Securities, then such modification, amendment or waiver will require the consent of such holder of Registrable Securities or a majority of the Registrable Securities held by such group of holders adversely affected. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  (f) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (any one of which may be by facsimile), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (i) GOVERNING LAW. THE CORPORATE LAW OF THE COMPANY'S STATE OF INCORPORATION SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (j) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or sent by facsimile transmission

(confirmed by the facsimile operator). Such notices, demands and other communications shall be sent to each holder of Registrable Securities at the address and/or facsimile number indicated in the Company's records and to the Company at the address and/or facsimile number indicated below:

                           Xando, Incorporated
                           860 Canal Street
                           Stamford, Connecticut  06902
                           Attention:  Co-Chief Executive Officer
                           Facsimile Number:  (203) 323-7776

or to such other address and/or facsimile number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  (k) JOINDER. Any purchaser of Registrable Securities may become a party to this Agreement upon execution and delivery of a joinder agreement between such purchaser, each Initiating Holder and the holders of at least a majority of the Other Registrable Securities.

                  IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.


                                     XANDO, INCORPORATED



                                     By: /s/ Andrew Stenzler
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------

                                     ZIFF ASSET MANAGEMENT, L.P.

                                     By:   PBK HOLDINGS, INC.
                                     Its:  General Partner

                                     By:/s/ Mark A. Beaudoin
                                        --------------------------------------
                                         Mark A. Beaudoin, Treasurer


                                     LBJ CAPITAL, L.P.

                                     By:   TEXAS BROADCASTING COMPANY, LLC
                                     Its:  General Partner

                                     By:/s/ James D. McBride III
                                       ---------------------------------------
                                     Its
                                       ---------------------------------------

                                     TALON OPPORTUNITY FUND, L.P.

                                     By:   Talon Partnership Management, LLC
                                     Its:  General Partner

                                     By: /s/ Robert Burnstine
                                        ----------------------------------------
                                         Robert Burnstine, a Member

                                     /s/ Howard Babcock
                                     -------------------------------------------
                                     Howard Babcock


                                     /s/ Robert Burnstine
                                     -------------------------------------------
                                     Robert Burnstine


                                     /s/ Jamie Diamond Schwartz
                                     -------------------------------------------
                                     Jamie Diamond Schwartz


                                     /s/ Jennifer Diamond
                                     -------------------------------------------
                                     Jennifer Diamond


                                     /s/ John Diamond
                                     -------------------------------------------
                                     John Diamond


                                     /s/ Marilyn Diamond
                                     -------------------------------------------
                                     Marilyn Diamond


                                     /s/ Michael Warsh
                                     -------------------------------------------
                                     Michael Warsh


                                     /s/ Frances Tuite
                                     -------------------------------------------
                                     Frances Tuite

                                     CHANCELLOR PRIVATE CAPITAL
                                         PARTNERS III, L.P.

                                     By:   CPCP Associates, L.P.
                                     Its:  General Partner
                                     By:   INVESCO Private Capital, Inc.
                                     Its:  General Partner

                                     By: /s/ Johnston L. Evans
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------

                                     CHANCELLOR PRIVATE CAPITAL
                                         OFFSHORE PARTNERS II, L.P.

                                     By:   CPCO Associates II, L.P.
                                     Its:  General Partner
                                     By:   INVESCO Private Capital, Inc.
                                     Its:  General Partner

                                     By: /s/ Johnston L. Evans
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------

                                     CITIVENTURE 96 PARTNERSHIP, L.P.
                                     By:   INVESCO Private Capital, Inc.
                                           as its Investment Manager and
                                           Attorney-in-Fact

                                     By: /s/ Johnston L. Evans
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------



                                     CHANCELLOR PRIVATE CAPITAL
                                         OFFSHORE PARTNERS I, C.V.

                                     By:   Chancellor KME IV Partner, L.P.
                                     Its:  General Partner
                                     By:   INVESCO Private Capital, Inc.
                                     Its:  General Partner

                                     By: /s/ Johnston L. Evans
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------

                                     BLAINE TRUST

                                         UNDER THE AMENDED AND RESTATED
                                         AGREEMENT
                                         DATED OCTOBER 25, 1993

                                     By:/s/ Philip Handy
                                        -------------------------------------
                                     Its:
                                        -------------------------------------


                                     HANDY FAMILY PARTNERSHIP LTD.



                                     By:/s/ Philip Handy
                                        ------------------------------------
                                     Its:
                                        ------------------------------------

                                     /s/ Rod F. Dammeyer
                                     ----------------------
                                     Rod F. Dammeyer

                                     RANDOLPH STREET PARTNERS

                                     By:
                                     Its:



                                     By:/s/ Matthew Strennetz
                                        -----------------------------------
                                     Its:
                                        -----------------------------------

                                     RANDOLPH STREET PARTNERS 1998 DIF, LLC

                                     By:
                                     Its:



                                     By:/s/ Matthew Strennetz
                                        ------------------------------------
                                     Its:/s/ WSK
                                        ------------------------------------

                                     /S/ Sheila Rosenberg
                                     ----------------------------------------
                                     Sheila Rosenberg


                                     SZ INVESTMENTS, L.L.C.



                                     By:
                                        -------------------------------------
                                     Its:
                                        -------------------------------------

                                     JDS PARTNERS



                                     By: /S/ Jeffrey M. Stork
                                        -------------------------------------
                                         Jeffrey M. Stork
                                     Its:
                                        -------------------------------------

                                     /S/ Andrew Stenzler
                                     ----------------------------------------
                                     Andrew Stenzler


                                     /S/ Nicholas Marsh
                                     ---------------------------------------
                                     Nicholas Marsh


                                     /S/ David Kaufman
                                     ---------------------------------------
                                     David Kaufman


                                     /S/ Creed Ford, III
                                     ---------------------------------------
                                     Creed Ford, III


                                     /S/ Jeffrey Stork
                                     --------------------------------------
                                     Jeffrey Stork


                                     /S/  Donald Stork
                                     --------------------------------------
                                     Donald Stork


                                     /S/ Dan Levitan
                                     -------------------------------------
                                     Dan Levitan


                                     /s/ Stephen Marsh
                                     -------------------------------------
                                     Stephen Marsh

                                     /s/ James Lerner
                                     -------------------------------------------
                                     James Learner

                                     /s/ Joseph Learner
                                     -------------------------------------------
                                     Joseph Learner

                                     /s/ Richard Learner
                                     -------------------------------------------
                                     Richard Learner

                                     /s/ James D. McBride, III
                                     -------------------------------------------
                                     James D. McBride, III

                                     /S/ David Kelson
                                     -------------------------------------------
                                     David Kelson

                                                                      SCHEDULE A
                                                         TO AMENDED AND RESTATED
                                                          REGISTRATION AGREEMENT

                         LIST OF INVESTING STOCKHOLDERS

           NAME AND ADDRESS                           INITIAL NUMBER OF INVESTOR
                                                        REGISTRABLE SECURITIES
----------------------------------------------------  --------------------------

Ziff Asset Management, L.P.
     c/o Ziff Brothers Investments
     153 East 53rd Street
     New York, New York  10022
     Attention:  Mark Beaudoin                                   1,397,059
     Fax:  212-292-6520



Talon Opportunity Fund, L.P.                                       736,991

LBJ Capital, L.P.                                                  235,295

Howard Babcock                                                      15,385

Robert Burnstine                                                     7,692

Jamie Diamond Schwartz                                               7,692

Jennifer Diamond (and David Kelson c/o Jennifer
     Diamond)                                                       11,314

John Diamond                                                        11,314

Marilyn Diamond                                                     11,314

Michael Warsh                                                        3,846

Francis Tuite                                                        1,539

each of the above c/o:
     Talon Asset Management, Inc.
     One North Franklin Street, Suite 450
     Chicago, Illinois  60606
     Attention:  Robert Burnstine
     Fax:  312-422-5415



Chancellor Private Capital Partners III, L.P.                      120,697

Chancellor Private Capital Offshore Partners II, L.P.              198,953

Chancellor Private Capital Offshore Partners I, C.V.                16,181

Citiventure 96 Partnership, L.P.                                   459,981

each of the above c/o:
     INVESCO Private Capital, Inc.
     As Investment Manager
     1166 Avenue of the Americas
     New York, New York  10036
     Attention:  Howard E. Goldstein
     Fax:  212-278-9180

           NAME AND ADDRESS                           INITIAL NUMBER OF INVESTOR
                                                        REGISTRABLE SECURITIES
----------------------------------------------------  --------------------------

Blaine Trust Under the Amended and Restated                         15,385
Agreement dated October 25, 1993

Handy Family Partnership, Ltd.                                       7,692

each of the above c/o:
     The Sun Valley Company
     222 West Comstock Avenue, Suite 210
     Winter Park, Florida  32789
     Attention:  Kay Charlton
     Fax:  407-644-9700



Rod F. Dammeyer                                                     67,873
     c/o Equity Group Investments
     2 North Riverside Plaza, 6th Floor
     Chicago, Illinois  60606
     Attention:  Evonne Brown
     Telephone:  312-466-3150




Randolph Street Partners                                            15,839

Randolph Street Partners 1998 DIF, LLC                               6,790

each of the above c/o:
     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois  60601
     Attention:  Matthew Steinmetz
     Fax:  312-861-2200




Sheli Rosenberg                                                     15,385

SZ Investments, LLC                                                165,160

each of the above c/o:
     SZ Investments, LLC
     2 North Riverside Plaza, Suite 1600
     Chicago, Illinois  60606
     Attention:  Jonathan Wasserman
     Fax:  312-454-0335

                                                                      SCHEDULE B
                                                         TO AMENDED AND RESTATED
                                                          REGISTRATION AGREEMENT

                           LIST OF OTHER STOCKHOLDERS

           NAME AND ADDRESS                           INITIAL NUMBER OF INVESTOR
                                                        REGISTRABLE SECURITIES
----------------------------------------------------  --------------------------
Andrew Stenzler                                                    617,292

Nicholas Marsh                                                     617,292

David Kaufman                                                      438,462

Creed Ford, III                                                    470,590

Jeffrey M. Stork                                                   782,550

JDS Partners                                                       491,550

Dan Levitan                                                        190,385

Stephen Marsh                                                       73,800

each of the above c/o:
     Xando, Incorporated
     800 Canal Street
     Stamford, Connecticut  06092
     Fax:  203-323-7776



James Learner                                                        3,556

Joseph Learner                                                       3,556

Richard Learner                                                      3,556

each of the above c/o:
     Richard Learner
     2243 North Greenview, Unit B
     Chicago, Illinois  60614


                                       B-1